Exhibit 99.1

NEWS RELEASE

For Immediate Release
February 1, 2007

For Further Information Contact:
David L. Bumgarner, Chief Financial Officer
(304) 769-1169

City Holding Company Announces Enhanced Merchant Processing Services
Through Strategic Alliance with NOVA Information Systems, Inc.

Company to sell existing merchant processing agreements;
Recognize a pretax gain of approximately $1.6 million

Charleston, West Virginia - City Holding Company, “the Company” (NASDAQ:CHCO), a $2.5 billion bank holding company headquartered in Charleston, today announced an alliance and sales agreement with NOVA Information Systems, Inc. (NOVA), a leader in the payment processing industry and a wholly owned subsidiary of U.S. Bancorp (NYSE:USB). As a result of this agreement, NOVA will provide payment processing services to the Company’s merchant customers, located predominantly in West Virginia, Kentucky and Ohio. In forming this alliance, the Company sold its existing merchant processing agreements to NOVA and will recognize a pretax gain of approximately $1.6 million.

City Holding Company has also entered into a long term marketing alliance under which it will refer new customers to NOVA for acquiring services. In August 2006, the Company entered into an agreement with Élan Financial Services, another wholly owned subsidiary of U.S. Bancorp, to provide credit card services to the Company’s retail customers. That conversion was successfully completed earlier this month.

Craig Stilwell, Executive Vice President, stated, “I am very pleased to announce this joint marketing agreement with NOVA, one of the premier providers of processing services for financial institutions. This accretive transaction allows City Holding Company to immediately create shareholder value, and with NOVA’s competitive pricing, enhanced products, and considerable marketing resources, City hopes to significantly increase the merchant processing services provided to its business customers. We believe that the partnerships with NOVA and Élan provide our customers with better products, including rewards programs and lower interest rates, while they continue to receive personal service from our employees.”

The sale of its merchant processing business to NOVA is expected to result in a pre-tax gain to the Company of approximately $1.6 million in the first quarter of 2007, or approximately $0.06 in after-tax earnings per share for City Holding Company. The final settlement and conversion of City’s merchant portfolio to NOVA is expected to be completed in the second quarter of 2007.

City Holding Company is the parent company of City National Bank of West Virginia. City National operates 67 branches across West Virginia, Eastern Kentucky and Southern Ohio. The Kessler Group of Boston, MA acted as the exclusive advisor to NOVA Information Systems, Inc. and Élan Financial Services in these strategic alliances.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such information involves risks and uncertainties that could result in the Company's actual results differing from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, (1) the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality; (2) the Company may incur increased charge-offs in the future; (3) the Company may experience increases in the default rates on previously securitized loans that would result in impairment losses or lower the yield on such loans; (4) the Company may continue to benefit from strong recovery efforts on previously securitized loans resulting in improved yields on these assets; (5) the Company could have adverse legal actions of a material nature; (6) the Company may face competitive loss of customers; (7) the Company may be unable to manage its expense levels; (8) the Company may have difficulty retaining key employees; (9) changes in the interest rate environment may have results on the Company’s operations materially different from those anticipated by the Company’s market risk management functions; (10) the Company may be unable to increase its insurance revenues as expected; (11) changes in general economic conditions and increased competition could adversely affect the Company’s operating results; (12) changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the Company’s operating results; and (13) the Company may experience difficulties growing loan and deposit balances.  Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.